AGREEMENT AND PLAN OF MERGER


AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") made and entered into as of January 22, 2010 of the by and between US Highland, Inc., an Oklahoma corporation ("US Highland") and Harcom Productions, Inc., an Oklahoma corporation ("Harcom").

WITNESSETH:

WHEREAS, US Highland is a corporation duly organized and existing under the laws of the state of Oklahoma;

WHEREAS, Harcom is a corporation duly organized and existing under the laws of the state of Oklahoma;

WHEREAS, on the date of this Merger Agreement, US Highland has the authority to issue 10,000,000 shares of common stock, $.00001 par value per share, of which up to 10,000,000 shares are validly issued and outstanding, fully paid and non-assessable;

WHEREAS, on the date of this Merger Agreement, Harcom has authority to issue 100,000,000 shares of Common Stock, $.01 par value (the "Harcom Common Stock"), of which 11,462,500 common shares (post 7 for 1 forward stock split) are issued and outstanding.

WHEREAS, the respective Boards of Directors of US Highland and Harcom have determined that it is advisable and to the advantage of said two corporations that US Highland merge into Harcom (hereinafter also referred to as the "Surviving Corporation" upon the terms and conditions herein provided; and

WHEREAS, the respective Boards of Directors of US Highland and Harcom have approved this Merger Agreement and the Boards of Directors of US Highland and Harcom have directed that this Merger Agreement be submitted to a vote of their shareholders, if required by state law.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, US Highland and Harcom hereby agree to merge as follows:

(1)	Name Change.   The name of the Surviving Corporation shall be
amended to be US Highlands, Inc.

(2)	Mechanics for Closing Merger.    Prior to Closing, each party
shall execute and deliver, or cause to be executed and delivered to Jody M. Walker, Attorney At Law as escrow agent, all monies, common stock, documents and instruments, in form and substance satisfactory as reasonably required to carry out or evidence the terms of this Agreement.

Upon the approval of the respective shareholders, the executed Articles of Merger shall be filed with the Oklahoma Secretary of State.

(3)	Further Assurances.   At or after Closing, US Highland, at the
request of Harcom, shall promptly execute and deliver, or cause to be executed and delivered, to Harcom all such documents and instruments, in form and substance satisfactory to Harcom, as Harcom reasonably may request in order to carry out or evidence the terms of this Agreement.

(4)   Stock and Warrants of US Highland.   On and after the Effective
Date, all of the outstanding certificates that prior to that time represented shares of US Highland shall be recalled and canceled and 10,000,000 Harcom Common Shares shall be issued in proportion to their ownership percentage. The registered owner on the books and records of US Highland or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Harcom or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Harcom Common Stock evidenced by such outstanding certificate as above provided.

 (5)	Book Entries.  As of the Effective Date, entries shall be made upon the books of Harcom in accordance with the following.

	(a)	The assets and liabilities of US Highland shall be recorded
at the amounts at which they were carried on the books of US Highland immediately prior to the Effective Date.

	(b)	There shall be credited to the common stock account of
Harcom the aggregate amount of the total paid-in capital of all shares of Harcom Common Stock resulting from the conversion of the outstanding US Highland Common Stock pursuant to the merger.

	(c)	There shall be credited to the retained earnings account of
Harcom the aggregate of the amount carried in the retained earnings account of US Highland immediately prior to the Effective Date.

(6)	Access to Documentation.  Prior to the merger, Harcom and US
Highland shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

 (7)	Abandonment.  At any time before the Effective Date, the
Agreement and Plan of Merger and the Articles of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either Harcom or US Highland or both, notwithstanding approval of the Merger Agreement by the shareholders of Harcom or the shareholders of US Highland or both.

(8)	Counterparts.  In order to facilitate the filing and recording of this Merger Agreement the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Boards of Directors of US Highland and Harcom, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

US Highland, Inc.                              ATTEST:
An Oklahoma corporation


/s/Mats Malmberg                         /s/Deborah Engles
----------------                         -----------------
Mats Malmberg, President                 Deborah Engles, Secretary


Harcom Production, Inc.                        ATTEST:
An Oklahoma corporation

/s/Mats Malmberg                         /s/Deborah Engles
----------------                         -----------------
Mats Malmberg, President                 Deborah Engles, Secretary





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